Filed pursuant to Rule 433 Registration No. 333-232417 CIBC Investor Presentation Inaugural CIBC Green Bond October 2020Filed pursuant to Rule 433 Registration No. 333-232417 CIBC Investor Presentation Inaugural CIBC Green Bond October 2020

1 Available Information A final base shelf prospectus (the “Final Base Shelf Prospectus”) containing important information relating to the securities described in this document has been filed with the Ontario Securities Commission and with the US Securities and Exchange Commission (the “SEC”) on a registration statement (File No. 333-232417) (the “Registration Statement”). A copy of the Final Base Shelf Prospectus, any amendment to the Final Base Shelf Prospectus and any applicable shelf prospectus supplement that has been filed, is required to be delivered with this document where required by applicable law. This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the Final Base Shelf Prospectus, the Registration Statement, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, especially risk factors and tax consequences relating to the securities offered, before making an investment decision. Investing in the Notes involves risks. See the “Risk Factors” sections of any applicable shelf prospectus supplement and the Final Base Shelf Prospectus. The Bank has filed the Registration Statement (including the Final Base Shelf Prospectus) and a preliminary prospectus supplement dated October 19, 2020 (including the base shelf prospectus, the “Prospectus”) with the SEC for the offering to which this presentation relates. Before you invest, you should read the Prospectus and the documents incorporated therein by reference that the Bank has filed with the SEC for more complete information about the Bank and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Bank or any underwriter participating in the offering will arrange to send you the Prospectus and any document incorporated therein by reference if you request such documents by calling BofA Securities, Inc. toll-free at (800) 294-1322; CIBC World Markets Corp. toll-free at (800) 282-0822; or HSBC Securities (USA) Inc. toll-free at (866) 811-8049; or Wells Fargo Securities, LLC toll-free at (800) 645-3751.1 Available Information A final base shelf prospectus (the “Final Base Shelf Prospectus”) containing important information relating to the securities described in this document has been filed with the Ontario Securities Commission and with the US Securities and Exchange Commission (the “SEC”) on a registration statement (File No. 333-232417) (the “Registration Statement”). A copy of the Final Base Shelf Prospectus, any amendment to the Final Base Shelf Prospectus and any applicable shelf prospectus supplement that has been filed, is required to be delivered with this document where required by applicable law. This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the Final Base Shelf Prospectus, the Registration Statement, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, especially risk factors and tax consequences relating to the securities offered, before making an investment decision. Investing in the Notes involves risks. See the “Risk Factors” sections of any applicable shelf prospectus supplement and the Final Base Shelf Prospectus. The Bank has filed the Registration Statement (including the Final Base Shelf Prospectus) and a preliminary prospectus supplement dated October 19, 2020 (including the base shelf prospectus, the “Prospectus”) with the SEC for the offering to which this presentation relates. Before you invest, you should read the Prospectus and the documents incorporated therein by reference that the Bank has filed with the SEC for more complete information about the Bank and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Bank or any underwriter participating in the offering will arrange to send you the Prospectus and any document incorporated therein by reference if you request such documents by calling BofA Securities, Inc. toll-free at (800) 294-1322; CIBC World Markets Corp. toll-free at (800) 282-0822; or HSBC Securities (USA) Inc. toll-free at (866) 811-8049; or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

2 Forward-Looking Statements A NOTE ABOUT FORWARD-LOOKING STATEMENTS: Forward-looking statements are typically identified by the words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “forecast”, “target”, “objective” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could”. By their nature, these statements require CIBC to make assumptions, including the economic assumptions set out in this presentation, and are subject to inherent risks and uncertainties that may be general or specific. Given the continuing impact of the coronavirus (COVID-19) pandemic and the expectation that oil prices will remain well below year-ago levels there is inherently more uncertainty associated with CIBC’s assumptions as compared to prior periods. A variety of factors, many of which are beyond CIBC’s control, affect the operations, performance and results of CIBC, and could cause actual results to differ materially from the expectations expressed in any of CIBC’s forward-looking statements. These factors include: the occurrence, continuance or intensification of public health emergencies, such as the COVID-19 pandemic, and any related government policies and actions; credit, market, liquidity, strategic, insurance, operational, reputation, conduct and legal, regulatory and environmental risk; currency value and interest rate fluctuations, including as a result of market and oil price volatility; the effectiveness and adequacy of CIBC’s risk management and valuation models and processes; legislative or regulatory developments in the jurisdictions where CIBC operates, including the Organisation for Economic Co-operation and Development Common Reporting Standard and regulatory reforms in the United Kingdom and Europe, the Basel Committee on Banking Supervision’s global standards for capital and liquidity reform and those relating to bank recapitalization legislation and the payments system in Canada; amendments to, and interpretations of, risk-based capital guidelines and reporting instructions, and interest rate and liquidity regulatory guidance; the resolution of legal and regulatory proceedings and related matters; the effect of changes to accounting standards, rules and interpretations; changes in CIBC’s estimates of reserves and allowances; changes in tax laws; changes to CIBC’s credit ratings; political conditions and developments, including changes relating to economic or trade matters; the possible effect on CIBC’s business of international conflicts and terrorism; natural disasters, disruptions to public infrastructure and other catastrophic events; reliance on third parties to provide components of CIBC’s business infrastructure; potential disruptions to CIBC’s information technology systems and services; increasing cyber security risks which may include theft or disclosure of assets, unauthorized access to sensitive information, or operational disruption; social media risk; losses incurred as a result of internal or external fraud; anti-money laundering; the accuracy and completeness of information provided to CIBC concerning clients and counterparties; the failure of third parties to comply with their obligations to CIBC and its affiliates or associates; intensifying competition from established competitors and new entrants in the financial services industry including through internet and mobile banking; technological change; global capital market activity; changes in monetary and economic policy; general business and economic conditions worldwide, as well as in Canada, the U.S. and other countries where CIBC has operations, including increasing Canadian household debt levels and global credit risks; CIBC’s success in developing and introducing new products and services, expanding existing distribution channels, developing new distribution channels and realizing increased revenue from these channels; changes in client spending and saving habits; CIBC’s ability to attract and retain key employees and executives; CIBC’s ability to successfully execute its strategies and complete and integrate acquisitions and joint ventures; the risk that expected synergies and benefits of an acquisition will not be realized within the expected time frame or at all; and CIBC’s ability to anticipate and manage the risks associated with these factors. This list is not exhaustive of the factors that may affect any of CIBC’s forward-looking statements. These and other factors should be considered carefully and you should not place undue reliance on CIBC’s forward looking statements. Any forward-looking statements contained in this presentation represent the views of management only as of the date hereof and are presented for the purpose of assisting CIBC’s shareholders, investors and financial analysts in understanding our financial position, objectives and priorities and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. CIBC does not undertake to update any forward-looking statement that is contained in this presentation or in other communications except as required by law.2 Forward-Looking Statements A NOTE ABOUT FORWARD-LOOKING STATEMENTS: Forward-looking statements are typically identified by the words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “forecast”, “target”, “objective” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could”. By their nature, these statements require CIBC to make assumptions, including the economic assumptions set out in this presentation, and are subject to inherent risks and uncertainties that may be general or specific. Given the continuing impact of the coronavirus (COVID-19) pandemic and the expectation that oil prices will remain well below year-ago levels there is inherently more uncertainty associated with CIBC’s assumptions as compared to prior periods. A variety of factors, many of which are beyond CIBC’s control, affect the operations, performance and results of CIBC, and could cause actual results to differ materially from the expectations expressed in any of CIBC’s forward-looking statements. These factors include: the occurrence, continuance or intensification of public health emergencies, such as the COVID-19 pandemic, and any related government policies and actions; credit, market, liquidity, strategic, insurance, operational, reputation, conduct and legal, regulatory and environmental risk; currency value and interest rate fluctuations, including as a result of market and oil price volatility; the effectiveness and adequacy of CIBC’s risk management and valuation models and processes; legislative or regulatory developments in the jurisdictions where CIBC operates, including the Organisation for Economic Co-operation and Development Common Reporting Standard and regulatory reforms in the United Kingdom and Europe, the Basel Committee on Banking Supervision’s global standards for capital and liquidity reform and those relating to bank recapitalization legislation and the payments system in Canada; amendments to, and interpretations of, risk-based capital guidelines and reporting instructions, and interest rate and liquidity regulatory guidance; the resolution of legal and regulatory proceedings and related matters; the effect of changes to accounting standards, rules and interpretations; changes in CIBC’s estimates of reserves and allowances; changes in tax laws; changes to CIBC’s credit ratings; political conditions and developments, including changes relating to economic or trade matters; the possible effect on CIBC’s business of international conflicts and terrorism; natural disasters, disruptions to public infrastructure and other catastrophic events; reliance on third parties to provide components of CIBC’s business infrastructure; potential disruptions to CIBC’s information technology systems and services; increasing cyber security risks which may include theft or disclosure of assets, unauthorized access to sensitive information, or operational disruption; social media risk; losses incurred as a result of internal or external fraud; anti-money laundering; the accuracy and completeness of information provided to CIBC concerning clients and counterparties; the failure of third parties to comply with their obligations to CIBC and its affiliates or associates; intensifying competition from established competitors and new entrants in the financial services industry including through internet and mobile banking; technological change; global capital market activity; changes in monetary and economic policy; general business and economic conditions worldwide, as well as in Canada, the U.S. and other countries where CIBC has operations, including increasing Canadian household debt levels and global credit risks; CIBC’s success in developing and introducing new products and services, expanding existing distribution channels, developing new distribution channels and realizing increased revenue from these channels; changes in client spending and saving habits; CIBC’s ability to attract and retain key employees and executives; CIBC’s ability to successfully execute its strategies and complete and integrate acquisitions and joint ventures; the risk that expected synergies and benefits of an acquisition will not be realized within the expected time frame or at all; and CIBC’s ability to anticipate and manage the risks associated with these factors. This list is not exhaustive of the factors that may affect any of CIBC’s forward-looking statements. These and other factors should be considered carefully and you should not place undue reliance on CIBC’s forward looking statements. Any forward-looking statements contained in this presentation represent the views of management only as of the date hereof and are presented for the purpose of assisting CIBC’s shareholders, investors and financial analysts in understanding our financial position, objectives and priorities and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. CIBC does not undertake to update any forward-looking statement that is contained in this presentation or in other communications except as required by law.

3 Our Climate Change Approach • Committed $150 billion in support for environmental and sustainable financing by 2027 • CIBC’s inaugural Green Bond is a continuation of CIBC’s commitment to sustainability • Our efforts – which support global initiatives like the United Nations Sustainable Development Goals, including Goal 13 on climate action – are focused on: 1. Anticipating climate change risks and opportunities 2. Mitigating our operational impacts 3. Developing solutions to enable the transition to a low-carbon economy 4. Supporting and preparing our clients and communities 5. Working collaboratively with industry associations, governments and international organizations to share insights and formulate common approaches to climate challenges “CIBC is committed to building on these efforts in the year ahead and enabling our clients and team to join the effort. Together we can lay the groundwork for a more sustainable and inclusive future.” – Victor G. Dodig, CIBC President and CEO3 Our Climate Change Approach • Committed $150 billion in support for environmental and sustainable financing by 2027 • CIBC’s inaugural Green Bond is a continuation of CIBC’s commitment to sustainability • Our efforts – which support global initiatives like the United Nations Sustainable Development Goals, including Goal 13 on climate action – are focused on: 1. Anticipating climate change risks and opportunities 2. Mitigating our operational impacts 3. Developing solutions to enable the transition to a low-carbon economy 4. Supporting and preparing our clients and communities 5. Working collaboratively with industry associations, governments and international organizations to share insights and formulate common approaches to climate challenges “CIBC is committed to building on these efforts in the year ahead and enabling our clients and team to join the effort. Together we can lay the groundwork for a more sustainable and inclusive future.” – Victor G. Dodig, CIBC President and CEO

4 Achieving our Goals – Our Sustainability Journey 1. Anticipating climate change risks and opportunities • Senior executive and Board oversight of environmental risk occurs quarterly • Chief Risk Officer has personal performance measures related to climate change strategy and publicly disclosed targets • TCFD disclosure enhances transparency around CIBC’s climate change impacts and strategies 2. Mitigating our operational impacts • Target to reduce GHG emissions from our Canadian and U.S. operations by 20% over eight years (2019–2026) • 6% reduction in 2019 • Launched a target to become carbon neutral and source 100% of our electricity from renewable sources by 2024 3. Developing solutions to enable the transition to a low-carbon economy • Focused on the development of “green” products and services, such as ESG linked loans • Advised clients on environmental and sustainable finance investments and acquisitions of $4.4 billion in 2019 • CIBC Asset Management has implemented a Responsible Investing Policy and proprietary model for assessing ESG factors 4. Supporting and preparing our clients and communities • Committed $150 billion in support for environmental and sustainable financing by 2027 • Provided $26.4 billion as at October 31, 2019 (end of FY2019) 5. Working collaboratively with industry associations, governments and international organizations to share insights and formulate common approaches to climate challenges • Active participation in industry working groups to develop a consistent and comparable approach to scenario analysis and disclosure4 Achieving our Goals – Our Sustainability Journey 1. Anticipating climate change risks and opportunities • Senior executive and Board oversight of environmental risk occurs quarterly • Chief Risk Officer has personal performance measures related to climate change strategy and publicly disclosed targets • TCFD disclosure enhances transparency around CIBC’s climate change impacts and strategies 2. Mitigating our operational impacts • Target to reduce GHG emissions from our Canadian and U.S. operations by 20% over eight years (2019–2026) • 6% reduction in 2019 • Launched a target to become carbon neutral and source 100% of our electricity from renewable sources by 2024 3. Developing solutions to enable the transition to a low-carbon economy • Focused on the development of “green” products and services, such as ESG linked loans • Advised clients on environmental and sustainable finance investments and acquisitions of $4.4 billion in 2019 • CIBC Asset Management has implemented a Responsible Investing Policy and proprietary model for assessing ESG factors 4. Supporting and preparing our clients and communities • Committed $150 billion in support for environmental and sustainable financing by 2027 • Provided $26.4 billion as at October 31, 2019 (end of FY2019) 5. Working collaboratively with industry associations, governments and international organizations to share insights and formulate common approaches to climate challenges • Active participation in industry working groups to develop a consistent and comparable approach to scenario analysis and disclosure

5 Sustainability Governance CIBC’s governance structure reflects our firm commitment to understanding and managing environmental, social and governance (ESG) issues, with oversight of climate-related risks and opportunities at both the Board and management levels. Board oversight Two committees of the Board of Directors are charged with overseeing ESG matters, including climate change. The Risk Management Committee assists the Board in fulfilling its responsibilities for defining CIBC’s risk appetite and overseeing the bank’s risk profile and performance against that criteria, including climate-sensitive risk exposure. The Corporate Governance Committee reviews disclosures on CIBC’s approach to conducting its business in an ethical, socially responsible and environmentally conscious manner. CIBC’s climate change program is reviewed by the committee on a quarterly basis. Management’s role The Enterprise Risk Management group provides independent oversight of the measurement, monitoring and control of climate-related risk and reports directly to the Chief Risk Officer. An enterprise-wide Environmental Management Committee, chaired by our Senior Vice-President of Enterprise Risk Management, comprises senior leaders who meet quarterly to provide input into CIBC’s environmental strategy and review CIBC’s ESG initiatives.5 Sustainability Governance CIBC’s governance structure reflects our firm commitment to understanding and managing environmental, social and governance (ESG) issues, with oversight of climate-related risks and opportunities at both the Board and management levels. Board oversight Two committees of the Board of Directors are charged with overseeing ESG matters, including climate change. The Risk Management Committee assists the Board in fulfilling its responsibilities for defining CIBC’s risk appetite and overseeing the bank’s risk profile and performance against that criteria, including climate-sensitive risk exposure. The Corporate Governance Committee reviews disclosures on CIBC’s approach to conducting its business in an ethical, socially responsible and environmentally conscious manner. CIBC’s climate change program is reviewed by the committee on a quarterly basis. Management’s role The Enterprise Risk Management group provides independent oversight of the measurement, monitoring and control of climate-related risk and reports directly to the Chief Risk Officer. An enterprise-wide Environmental Management Committee, chaired by our Senior Vice-President of Enterprise Risk Management, comprises senior leaders who meet quarterly to provide input into CIBC’s environmental strategy and review CIBC’s ESG initiatives.

6 TCFD Reporting - the Global Benchmark • Our first TCFD report “Building a Sustainable Future” in September 2019 signalled to stakeholders that we endorse the TCFD framework for climate disclosure and plan to work towards the development of a Governance comprehensive report. • CIBC is assessing the potential impact of physical and transition risks from climate change on our lending portfolio using scenario analysis and stress-testing simulations • The report is structured around four core elements: Risk Management 1. Governance • CIBC’s governance around climate-related risks and opportunities 2. Strategy Metrics & Targets • How we assess the actual and potential impacts of climate- related risk and opportunities on CIBC’s businesses, strategy and financial planning 3. Risk Management • How we identify, evaluate and manage climate-related risks 4. Metrics and Targets • The metrics and targets we use to gauge and manage relevant climate-related risks and opportunities6 TCFD Reporting - the Global Benchmark • Our first TCFD report “Building a Sustainable Future” in September 2019 signalled to stakeholders that we endorse the TCFD framework for climate disclosure and plan to work towards the development of a Governance comprehensive report. • CIBC is assessing the potential impact of physical and transition risks from climate change on our lending portfolio using scenario analysis and stress-testing simulations • The report is structured around four core elements: Risk Management 1. Governance • CIBC’s governance around climate-related risks and opportunities 2. Strategy Metrics & Targets • How we assess the actual and potential impacts of climate- related risk and opportunities on CIBC’s businesses, strategy and financial planning 3. Risk Management • How we identify, evaluate and manage climate-related risks 4. Metrics and Targets • The metrics and targets we use to gauge and manage relevant climate-related risks and opportunities

7 1 ESG Ratings and Scores Rating Provider Rating 2019 Climate Change Score B Governance 2020 ESG Rating ‘AA” Scale of CCC to AAA In October 2020, CIBC received an ESG risk rating score of th 23.2, placing it in the 17 percentile of the Banks industry Risk Management group th CIBC’s Total Sustainability Ranking: 74 percentile and second best ranking amongst Canadian peers Metrics & 2020 Global Survey of Climate Risk Management at Financial Targets Firms: CIBC scored in the top quartile out of 71 global financial institutions 1 Ratings are not a recommendation to make an investment in any security of CIBC and may be revised or withdrawn at any time by the issuing organization.7 1 ESG Ratings and Scores Rating Provider Rating 2019 Climate Change Score B Governance 2020 ESG Rating ‘AA” Scale of CCC to AAA In October 2020, CIBC received an ESG risk rating score of th 23.2, placing it in the 17 percentile of the Banks industry Risk Management group th CIBC’s Total Sustainability Ranking: 74 percentile and second best ranking amongst Canadian peers Metrics & 2020 Global Survey of Climate Risk Management at Financial Targets Firms: CIBC scored in the top quartile out of 71 global financial institutions 1 Ratings are not a recommendation to make an investment in any security of CIBC and may be revised or withdrawn at any time by the issuing organization.

8 Green Bond Framework Four Core Components of the Green Bond Principles 2 1 Use of Proceeds Process for project evaluation and Second party opinion by selection • The net proceeds of CIBC’s Green Bond will be allocated to finance or The CIBC Green Bond Council will: re-finance, in part or in full, new or 1 • Review and approve the Framework Sustainalytics is of existing assets, businesses or projects • Review and approve of the pool of the opinion that the that meet the Eligibility Criteria Eligible Assets CIBC Green Bond • Look back period for Eligible Assets is • Review and approve of the annual 24 months and CIBC’s intention is to reporting Framework is credible fully allocate the net proceeds of the • Review and approve the Post and impactful, and Green Bond within 18 months of any Issuance External Verification aligns with issuance • Monitor market practices the four core components of the 3 4 Management of proceeds Reporting Green Bond Principles • CIBC will track, on an annual basis, 2018. • Allocation Reporting: Annually, CIBC the allocation of the net proceeds will report on the use of proceeds from Green Bonds to Eligible Assets annually, as long as there are Green • Green Bonds will be tracked and Bonds outstanding contain relevant information to • Impact Reporting: Annually, CIBC will identify each Green Bond and the report relevant environmental impacts assets allocated to it, including at a including quantitative performance minimum the dollar amount, and measures applicable eligibility category 1 Sustainalytics, a provider of environmental, social and governance (ESG) research and analysis, evaluated CIBC’s Green Bond Framework and the alignment thereof with relevant industry standards and provided views (the “Sustainalytics Report”) on the robustness and credibility of the Framework within the meaning of the ICMA Green Bond Principles ( GBP ), 2018, which views are intended to inform investors in general, and not for a specific investor.8 Green Bond Framework Four Core Components of the Green Bond Principles 2 1 Use of Proceeds Process for project evaluation and Second party opinion by selection • The net proceeds of CIBC’s Green Bond will be allocated to finance or The CIBC Green Bond Council will: re-finance, in part or in full, new or 1 • Review and approve the Framework Sustainalytics is of existing assets, businesses or projects • Review and approve of the pool of the opinion that the that meet the Eligibility Criteria Eligible Assets CIBC Green Bond • Look back period for Eligible Assets is • Review and approve of the annual 24 months and CIBC’s intention is to reporting Framework is credible fully allocate the net proceeds of the • Review and approve the Post and impactful, and Green Bond within 18 months of any Issuance External Verification aligns with issuance • Monitor market practices the four core components of the 3 4 Management of proceeds Reporting Green Bond Principles • CIBC will track, on an annual basis, 2018. • Allocation Reporting: Annually, CIBC the allocation of the net proceeds will report on the use of proceeds from Green Bonds to Eligible Assets annually, as long as there are Green • Green Bonds will be tracked and Bonds outstanding contain relevant information to • Impact Reporting: Annually, CIBC will identify each Green Bond and the report relevant environmental impacts assets allocated to it, including at a including quantitative performance minimum the dollar amount, and measures applicable eligibility category 1 Sustainalytics, a provider of environmental, social and governance (ESG) research and analysis, evaluated CIBC’s Green Bond Framework and the alignment thereof with relevant industry standards and provided views (the “Sustainalytics Report”) on the robustness and credibility of the Framework within the meaning of the ICMA Green Bond Principles ( GBP ), 2018, which views are intended to inform investors in general, and not for a specific investor.

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Green Bond Framework Eligibility Criteria

- The net proceeds of CIBC's Green Bond will be allocated to finance or re-finance, in part or in full, new or existing assets, businesses or projects that meet the Eligibility Criteria

Renewable Energy[1]
- Solar, offshore and onshore wind, geothermal, tidal, small scale hydroelectric energy and waste biomass

Terrestrial and Aquatic Biodiversity Conservation
- Enhancement or conservation or terrestrial or aquatic biodiversity

Energy Efficiency
- Reduce energy consumption or mitigate greenhouse gas (GHG) emissions by more than 20%

Clean Transportation[2]
- Facilities or systems dedicated to low carbon transport such as electric vehicles, hybrid vehicles, charging stations and transportation infrastructure

Pollution Prevention and Control
- Contribute to soil remediation, upgrading recycling plants, diverting waste from landfills

Sustainable Water / Wastewater Management
- Improve water quality, efficiency and conservation

Sustainable Land Use
- Sustainable and natural resource management of living natural resources and land use and natural ecosystem protection

Green Buildings
- Development, construction, acquisition, operation and maintenance of residential/commercial buildings that have (LEED) Gold or Platinum or equivalent levels of BOMA BEST, BREEAM or ENERGY STAR

[1] Geothermal with direct emissions <100gCO_2/kwh, hydroelectric energy run-of-river < 25 MW and waste biomass that does not deplete existing carbon pools
[2] Hybrid vehicles with CO_2 emission threshold of <75gCO_2/p-km

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Indicative Eligible Green Loan Portfolio (as at July 31, 2020)

- An indicative subset of eligible loans which meet the Eligibility Criteria is provided below totaling the equivalent of ~US$800MM
- The largest contributor is renewable energy from wind and solar
- Assets are well dispersed by geography

Eligible Green Loan Asset Breakdown[1]


Green Buildings:
US$210MM
26%
Renewable Energy:
US$590MM
74%

Eligible Green Loan Geographic Breakdown[1]


Europe:
US$135MM
17%
Europe
Canada:
US$345MM
43%
USA:
US$320MM
40%

[1] The breakdown of loans provided is for indicative purposes only. Allocation of loans provided prior to the first anniversary may vary from the representation provided above.

CIBC

AppendixAppendix

12 Environmental Commitments Material Key Performance indicators Target Status as of Oct 31, 2019 Topics Climate Reduction in greenhouse gas (GHG) 20% reduction in GHG emissions intensity from our 6% achieved 1 Change emissions intensity Canadian and U.S. operations over eight years (2019–2026) Governance Diversion of electronic waste 100% of electronic waste diverted from landfill 100% achieved Reduction in internal paper use per 30% reduction in internal paper use per employee 13% achieved employee over five years (2019–2023) 2 Sustainable Environmental and sustainable $150 billion in support for environmental and 18% of target Finance financing sustainable financing over 10 years (2018–2027) achieved ($26.4 billion) Risk Management Electricity from renewable sources Purchase 100% of our electricity from renewable Progress pending sources by 2024 Be carbon neutral Be carbon neutral by 2024 Progress pending Metrics & FSC-certified paper use 100% of paper used is FSC-certified 97% of paper was FSC-certified Targets 1 Applies to all leased and owned real estate facilities located within Canada and the U.S., covering approximately 99% of our global footprint. 2 For the combined results of 2018 and 2019.12 Environmental Commitments Material Key Performance indicators Target Status as of Oct 31, 2019 Topics Climate Reduction in greenhouse gas (GHG) 20% reduction in GHG emissions intensity from our 6% achieved 1 Change emissions intensity Canadian and U.S. operations over eight years (2019–2026) Governance Diversion of electronic waste 100% of electronic waste diverted from landfill 100% achieved Reduction in internal paper use per 30% reduction in internal paper use per employee 13% achieved employee over five years (2019–2023) 2 Sustainable Environmental and sustainable $150 billion in support for environmental and 18% of target Finance financing sustainable financing over 10 years (2018–2027) achieved ($26.4 billion) Risk Management Electricity from renewable sources Purchase 100% of our electricity from renewable Progress pending sources by 2024 Be carbon neutral Be carbon neutral by 2024 Progress pending Metrics & FSC-certified paper use 100% of paper used is FSC-certified 97% of paper was FSC-certified Targets 1 Applies to all leased and owned real estate facilities located within Canada and the U.S., covering approximately 99% of our global footprint. 2 For the combined results of 2018 and 2019.

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CIBC Contacts

INVESTOR RELATIONS	EMAIL	PHONE
GEOFF WEISS Senior Vice President	Geoffrey.Weiss@cibc.com	+1 416-980-5093
JASON PATCHETT Senior Director	Jason.Patchett@cibc.com	+1 416-980-8691
ALICE DUNNING Senior Director	Alice.Dunning@cibc.com	+1 416-861-8870

TREASURY	EMAIL	PHONE
PETER LEVITT Executive Vice President	Peter.Levitt@cibc.com	+1 416 594-8487
WOJTEK NIEBRZYDOWSKI Vice President	Wojtek.Niebrzydowski@cibc.com	+1 416-956-6748